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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    As independent public accountants, we hereby consent to the incorporation of our report on the Bio Gro Division of Waste Management, Inc. dated October 27, 2000, included in this registration statement.



ARTHUR ANDERSEN LLP

Houston, Texas
June 5, 2002